UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 21, 2012

MEDICAL ALARM CONCEPTS HOLDING, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-153290	26-3534190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 West Church Road, Suite B, King of Prussia, PA		19406
(Address of principal executive offices)		(Zip Code)

(877) 639-2929

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On June 21, 2012, the Company arranged with one of its retail partners, the largest membership warehouse store in the U.S., to participate in its seasonal (Fall 2012) promotional mailer. This mailer typically generates over 40% of the retail partners total sales annually for our category of goods. The Company, in conjunction with the retailer, is estimating this mailer will generate sales of between 1,500 and 2,500 units of the Company’s MediPendant™ product. The Company is also discussing and have committed to additional marketing initiatives with this retailer.

On June 20, 2012, the Company issued a press release disclosing that it has signed an exclusive distribution agreement with a Danish company that plans to distribute the MediPendant™ personal medical alarm throughout Denmark and several other Scandinavian countries.  The initial order is for 500 units with additional orders expected on an ongoing basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2012		MEDICAL ALARM CONCEPTS HOLDING, INC.

	By:	/s/ Ronnie Adams
Ronnie Adams
Chief Executive Officer